UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2004

Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On April 29, 2004, CyberGuard Corporation (“Company”) completed the acquisition of German high-end content security vendor Webwasher AG for $40 million, of which $8 million is in cash and the remainder in the Company’s common stock. There is additional earnout potential of $10 million in stock subject to Webwasher achieving certain revenue and profit targets through June 30, 2005. Webwasher AG develops and markets standalone and integrated solutions for Internet content security and filtering, including URL filtering, e-mail and spam filtering, virus protection, SSL filtering, Instant Message/Peer-to-Peer blocking and Internet usage reporting.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

( a ) Financial Statements of Businesses Acquired.

The Financial statements required by this item are not included in this report on Form 8-K. Such financial statements will be filed by amendment to this report on Form 8-K/A as soon as they are available, but in no event later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

( b ) Pro Forma Financial Information.

The pro forma financial information required by this item is not included in this report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K/A as soon as it is available, but in no event later than sixty (60) days after the date that the initial report on Form 8-K must be filed

( c ) Exhibits.

Exhibit No.	Descriptions

2.1	Stock Purchase and Sale Agreement among CyberGuard Corporation, Webwasher AG and all owners of the capital stock of Webwasher AG dated April 25, 2004.

99.1	Press Release dated April 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK J. CLAWSON

Patrick J. Clawson Chief Executive Officer

Date: May 12, 2004

Exhibit Index

Exhibit Number	Description

2.1	Stock Purchase and Sale Agreement among CyberGuard Corporation, Webwasher AG and all owners of the capital stock of Webwasher AG dated April 25, 2004.

99.1	Press Release dated April 29, 2004